Certain confidential information contained in this document, marked by [***], has been omitted because IREN Limited (the “Company”) has determined that the information (i) is not material and/or (ii) contains personal information. Private & Confidential #101837317v3 November 2, 2025 IE US Hardware 3 Inc. 620 FM 1033 Childress, TX 79201 USA Attention: William Roberts and Kent Draper Dear William and Kent: Re: Purchase Agreement between IE US Hardware 3 Inc. and Dell Marketing L.P. (USA) (Non-Financed) This purchase agreement between IE US Hardware 3 Inc. (“Customer”) and Dell Marketing L.P. (“Dell”) sets out the terms and conditions upon which Customer will purchase and/or use Products, Third Party Products (if applicable) and Services from Dell (“Purchase Agreement”). 1) Customer and Dell (collectively, the “Parties”, and each a “Party”) have agreed to use and adopt the Commercial Terms of Sale, attached hereto as Exhibit “A” (the “CTS”) as the basis of an evergreen commercial agreement between the Parties, as amended and modified below. 2) Unless otherwise defined in this Purchase Agreement, all capitalized terms used herein will have the meanings ascribed to them in the CTS. 3) Notwithstanding anything to the contrary contained in the CTS (and as contemplated by clause 2.5 of the CTS), the Parties desire to deviate from the terms of the CTS and hereby agree to the following amendments to the CTS: A. For the purposes of the CTS and this Purchase Agreement, references to the “Customer” shall be references to IE US Hardware 3 Inc.. B. Clause 1.1 is hereby deleted in its entirety and replaced with the following: “1.1 Scope. The CTS governs Customer’s purchase and/or use and Supplier’s provisioning of Products, Services and Third Party Products (if applicable) (collectively, the “Offerings”), for Customer’s own internal use which will include, Customer's (or its Affiliates') use as part of service offerings for its customers on a software-as-a-service, infrastructure-as-a-service, platform-as-a-service, hosted, turn- key, on-demand, service bureau or other similar basis.” C. Clause 1.4 is hereby deleted in its entirety and replaced with the following:

“1.5 Affiliates. With respect to Customer, “Affiliate” means any other entity that directly or indirectly controls, is owned by, controlled by or under common ownership or control with Customer, and with respect to Supplier, “Affiliate” means Dell Inc. and its wholly-owned or wholly- controlled subsidiaries. “Control” means the ability to control more than 50% of the voting power or ownership interests of the applicable entity.” D. In clause 2.1, (i) add the words “with a delivery address” in front of the words “based in the same country” to the first line and (ii) replace the words “Orders are subject to availability and are cancellable only by Supplier except as expressly permitted in a Schedule. Supplier is not responsible for pricing, typographical or other errors in any offer and may cancel Orders affected by such errors.” with “Supplier may cancel any Quotes due to pricing, typographical or other errors in the Quote. Additionally, Supplier may cancel any Order if Customer is in material breach of the Agreement and fails to cure such breach within [***] days following written notice from Supplier specifying the nature of the breach.” E. In clause 2.4, insert the words “duly executed by Supplier and Customer” at the end of the clause. F. In clause 2.5, delete the words “Subject to the foregoing” at the beginning of the second sentence. G. Clause 2.6 is hereby deleted in its entirety. H. In clause 3.1, Replace the words “the invoice date” in the fourth line with [***] and insert the following at the end: “Unless indicated otherwise in a Quote or an Order but notwithstanding anything else to the contrary herein, Supplier will manage [***] for Equipment and for physical media containing licensed Software associated with the transportation of any such Offerings until they arrive at Customer’s facility, including freight and insurance, until the relevant Offering is delivered to Customer’s designated shipping address. Supplier will also handle applicable export and import documentation and, where applicable, remit the applicable duties, taxes, and related fees required for import into the U.S.” I. Clause 3.2 is hereby deleted in its entirety and replaced with the following: “3.2 Transfer of Risk and Title; Costs. Title to Equipment and for physical media containing licensed Software transfers to Customer upon Delivery. “Delivery” as used in this clause 3.2 means when the Equipment or physical media containing licensed Software is delivered to the Customer’s designed shipping address. Notwithstanding the foregoing but subject to the requirements in clause 3.1, during the last two weeks of Dell’s fiscal quarter, “Delivery” for Equipment occurs when Supplier provides it to the carrier at Supplier’s designated point of shipment and “Delivery” for software occurs when Supplier provides physical media (or the hardware on which it is installed) to the carrier at Supplier’s designated point of shipment. The cost of transit insurance on behalf of Customer shall be included in the total price stated on the Quote. J. In clause 5.2A replace the word “SOW” with “duly executed SOW” in the first sentence. K. In clause 5.2B(2): a. replace the words “or any breach of this CTS or any applicable Service Specification” in the third sentence with “or any material breach of this CTS or any applicable Service Specification that has not been cured in accordance with clause 5.4”; b. add the words “, which business purposes includes the activities contemplated in clause 1.1,” after the words “for Customer’s internal business purposes” in the fourth sentence; and c. add the words “which business purposes includes the activities contemplated in clause 1.1” after the words “, solely for Customer’s internal business purposes,” in the sixth sentence. L. In clause 6.2 add “ and payable as at the date of termination or expiration (as applicable) nor Supplier’s obligation to provide any Offerings prepaid for by Customer; provided, however, that Customer shall have a period of [***] calendar days following the due date noted on Supplier’s invoice (or if not noted, then [***] days after the date of the invoice) to cure any non-payment prior to Supplier being entitled to take the actions in the foregoing (i) and (ii)” at the end of the third sentence. M. In clause 7.1 add “For greater certainty, any costs or expenses incurred by Dell in connection with its obligations to repair or replace defective products covered under warranty as described above will in no way be counted against the cap identified in clause 8.1A” at the end of the paragraph. N. In clause 7.2 insert the words “to Customer” after “pro-rata refund”. O. In clause 7.4(ii), delete the words “or other causes beyond Supplier’s control”. P. In clause 10.2 delete the final sentence. Q. In clause 10.3(3), add the words “including for the avoidance of doubt the existence of this Purchase Agreement and total contract value therein” at the end of the sentence. R. Clause 12.1 is hereby deleted in its entirety and replaced with the following:

“12.1 Governing Law; Jurisdiction. The CTS and any Dispute are governed by the laws of Delaware (excluding the conflicts of law rules) and the federal laws of the United States. The U.N. Convention on Contracts for the International Sale of Goods does not apply. The parties hereby agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the CTS or the transactions contemplated hereby shall be brought in the US District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject-matter jurisdiction, in the Superior Court of the State of Delaware), and agree to waive any and all objections to the exercise of jurisdiction over the parties by those courts and to venue in those courts. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE CTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.” S. Clause 12.2 is hereby deleted and replaced with the following: Customer is subject to and responsible for compliance with the export control and economic sanctions laws of the United States, the European Union and other jurisdictions, in each case to the extent applicable to Customer (collectively, “Applicable Trade Laws”). Offerings may not be used, sold, leased, exported, imported, re-exported, or transferred except in compliance with the Applicable Trade Laws. Customer represents and warrants that it is not the subject or target of, or located in a country or territory that is the subject or target of economic sanctions under the Applicable Trade Laws. Customer will defend and indemnify Supplier and Supplier Affiliates against any third party claim resulting from a breach of any of the foregoing. Trade Compliance requirements available at www.dell.com/tradecompliance contain further information and requirements on compliance with Applicable Trade Laws and additional restrictions under law which Dell requires Customer to adhere to. T. In clause 12.7 add “, in each case not caused by the gross negligence or intentional misconduct of the applicable non-performing or terminating party” at the end of the clause. U. In clause 12.8, delete the word “and” before “(ii)”; and insert the words “; and (iii) either party may assign, transfer or novate the CTS to an Affiliate by providing advance written notice to the other party, provided that the successor entity or assignee: (1) is located in North America; (2) is not a competitor of or affiliated to a competitor of the other party; (3) assumes in writing all of such party’s obligations under the CTS and agrees in writing to be bound by the CTS, and (4) has sufficient credit as determined solely by Dell and the applicable parent company enters into a written corporate guaranty regarding the obligations of the successor entity or assignee in substantially the same form as entered into by IREN Limited with respect to this Purchase Agreement on or around the date hereof. For greater certainty, in no event will any assignment, transfer or novation occur unless (4) above is first met.” at the end of the clause. 4) Notwithstanding anything to the contrary in the CTS, prior to any purchase made from Dell, Dell will communicate to Customer in writing any unique or non-standard payment requirements, including any requirements to prepay for certain types of Products (i.e. AI Servers). 5) Unless expressly agreed to otherwise in writing as contemplated in clause 2.5A of the CTS, this Purchase Agreement will apply to each purchase and sale of Products, Third Party Products and/or Services made between the Parties and any other terms, including on any Quote or other ordering document issued by Dell, or made available online through www.dell.com or any other online process made available by Dell, will not apply. 6) Except as amended by the terms of this Purchase Agreement the terms of the CTS will remain in force unamended between the Parties. 7) The Purchase Agreement and any Dispute (as defined in the CTS) are governed by the laws of Delaware (excluding the conflicts of law rules) and the federal laws of the United States. The U.N. Convention on Contracts for the International Sale of Goods does not apply. The Parties hereby agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Purchase Agreement or the transactions contemplated hereby shall be brought in the US District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject-matter jurisdiction, in the Superior Court of the State of Delaware), and agree to waive any and all objections to the exercise of jurisdiction over the Parties by those courts and to venue in those courts. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 8) This Purchase Agreement may be signed in counterparts. An electronic signature using a qualified electronic certificate or facsimile signature will be treated in all respects as having the same effect as an original signature.

If Customer is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this Purchase Agreement where indicated below. Sincerely, Dell Marketing L.P. By: /s/ Robert Gasiorowski Name: Robert Gasiorowski Title: Global Chief Credit Officer Customer understands and agrees with the terms and conditions set out above. IE US Hardware 3 Inc. By: /s/ William Roberts___________ Name: William Roberts Title: Director By: /s/ Kent Draper______________ Name: Kent Draper Title: Authorized Signatory

Exhibit A Commercial Terms of Sale

Docusign Envelope ID: D9A7C506-6309-4FE3-99D0-AC4CCE4C33BD

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Legal & Regulatory Compliance Terms of Sale Commercial & Public Sector Terms of Sale

Commercial Terms of Sale

Commercial Terms of Sale

These Commercial Terms of Sale ("CTS") apply to orders for hardware, software, and services by direct commercial and public sector purchasers and to commercial end-users who purchase through a reseller ("Customer"), unless Customer and Suppliers (defined below) have entered into a separate written agreement that applies to Customer's orders for specific products or services, in which case, the separate written agreement governs Customer's purchase and use of such specific products or services.

The term "Supplier(s)" means, as applicable:

EMC Corporation ("EMC")
176 South Street
Hopkinton, Massachusetts 01748
and
Dell Marketing LP. or Dell Federal Systems LP. (for purchases through the U.S. Federal Sales Team) ("Dell")
One Dell Way
Round Rock, Texas 78682
Legal Notices:
Dell_Legal_Notices@Dell.com

1. Subject Matter and Parts of CTS.

1.1 Scope. This CTS governs Customer's procurement and Supplier's provisioning of Products, Services and Third Party Products (if applicable) (collectively "Offerings"), for Customer's own internal use.

1.2 Products and Services. "Products" are either: (i) Supplier-branded IT hardware products ("Equipment") or (ii) Supplier-branded generally available software, whether microcode, firmware, operating systems or applications ("Software"). "Services" are: (a) Supplier's standard service offerings for maintenance and support of Products ("Support Services") and (b) consulting, deployment, implementation and any other services that are not Support Services ("Professional Services"). ''Third Party Products" means hardware, software, products, or services that are not "Dell" or "Dell EMC" branded. Products exclude Services and Third Party Products.

1.3 Framework. This CTS consists of the main body with the terms and conditions applicable to all Offerings that are in scope, as may be supplemented by additional schedules, containing terms applicable to all or only specific Offerings and shall form an integral part of this CTS ("Schedule(s)"). This CTS does not establish a commitment of Customer to procure, nor an obligation of Supplier or Affiliate to supply, any Offerings unless the parties have agreed on an Order (as defined below).

1.4 Affiliates. Transactions under this CTS may also involve Dell Inc. or Dell Inc.'s direct or indirect subsidiaries ("Affiliates").

2. Quoting and Ordering.

2.1 Process. Customer or its Affiliates based in the same country as Customer may request a quote from Supplier or its Affiliate (depending on the Offerings purchased), either in the form of a written quotation or online via www.dell.com or any other online process ("Quote"). Quoted prices are effective until the expiration date of the Quote but may change due to shortages in materials or resources, increase in the cost of manufacturing, or other factors. Customer may order the Offerings quoted by: (i) issuing a Customer purchase order that references such Quote and, if applicable, contract code; (ii) executing Supplier or Affiliate order forms; (iii) ordering online through either www.dell.com or other online process; or (iv) ordering through an authorized reseller. Orders are subject to credit approval and are subject to acceptance by Supplier; unless Supplier has already otherwise accepted an order, shipment of the Offerings shall be deemed Supplier's acceptance of the order. An accepted order is hereinafter referred to as an "Order.'' Supplier may split an Order into separate transactions, each of which will form an Order. Orders may contain charges for shipping and handling. Orders are subject to availability and are cancellable only by Supplier except as expressly permitted in a Schedule. Supplier is not responsible for pricing, typographical or other errors in any offer and may cancel Orders affected by such errors. Customer may change or cancel an Order only as expressly permitted in a Quote or Schedule.

2.2 Orders Submitted Through Reseller. If Customer's purchase is made through a reseller, then clauses 2.1, 3, and 6 do not apply and all credit, invoicing, payment, returns, ordering, pricing and cancellation terms for the purchase will be as agreed between Customer and reseller.

2.3 Incorporation by Reference. Each Order which covers the procurement and sale of any Offering that is within the scope of a Schedule listing certain specific Offerings and signed under this CTS shall be deemed to incorporate by reference the terms of this CTS.

2.4 Product and Service-Specific Terms. Scope and details of Services and Product-specific terms are specified in the applicable standard service description that is attached to or referred in a Schedule or Quote, or is made available through the then-current Supplier website for product- or service- specific terms, currently located at www.dell.com/offeringspecificterms. Such standard descriptions are from time to time referred to as “Service Description(s)”, “Product Notices” or “Service Briefs.’’ The version of the applicable document that is effective as of the date of the applicable Quote, shall be deemed incorporated into the Order. Scope and details of customized Professional Services not covered by such a standard description shall be documented in a mutually agreed Statement of Work (“SOW”). 2.5 Order of Precedence. This CTS including the documents referenced herein shall apply to the exclusion of all other general terms and conditions incorporated in or referred to in any documentation submitted by Customer to Supplier. Subject to the foregoing, in case of any conflict or inconsistency the following order of precedence shall apply: A. The terms of the Order, where either: (i) this CTS expressly provides for the parties to optionally deviate from the relevant provision of this CTS; or (ii) where the Order states that the parties wish to deviate from the terms of this CTS for the purpose of the individual transaction and the parties expressly accept the deviation; B. The terms of any Schedule to this CTS; and C. The main body of this CTS. 2.6 Revision of Offerings. Supplier may revise its Offerings, including after Customer places an Order but prior to Supplier’s shipment or performance. As a result, Offerings Customer receives may differ from those ordered, as long as they still substantially meet or exceed the specifications as per the documentation of the originally ordered Offerings. 3. Product Delivery. 3.1 Shipment. Unless otherwise agreed, Supplier shall arrange for shipment of the ordered Products to the ship-to address indicated in the Order, through a common carrier designated by Supplier. Delivery dates are indicative. Software may be provided by delivery of physical media or through electronic means. Customer shall notify Supplier within 21 days of the invoice date if Customer believes any Product included in its Order is missing, wrong, or damaged, and shall ensure that the intended installation site meets the specifications as per the product documentation. 3.2 Transfer of Risk and Title; Costs. Risk of loss for Equipment and for physical media containing licensed Software transfers to Customer upon Delivery. Title to sold Equipment passes to Customer upon Delivery. “Delivery” for Equipment occurs when Supplier provides the Equipment to the carrier at Supplier’s designated point of shipment; “Delivery” for Software occurs either when Supplier provides physical media (or the Equipment on which it is installed) to the carrier at Supplier’s designated point of shipment, or the date Supplier notifies Customer that Software is available for electronic download. Unless otherwise agreed, cost of transit insurance on behalf of Customer shall be included in the total price stated on the Quote. 3.3 Acceptance. All Products and Third Party Products will be deemed to be accepted upon Delivery. Notwithstanding such acceptance, Customer retains all rights and remedies under the warranty terms stated below. Customer may only return Products to Supplier that are permitted to be returned pursuant to the return policy at www.dell.com/ returns policy. 4. Software Licenses. Customer’s rights to use the Software delivered by Supplier are governed by the terms of the applicable end-user license agreement. Unless different terms have been agreed between the parties, the terms posted on www.dell.com/eula (the “EULA”) shall apply. Supplier will provide a hard copy of the applicable terms upon request. Unless expressly otherwise agreed, microcode, firmware or operating system software required to enable the Equipment with which it is shipped to perform its basic or enhanced functions, is licensed for use solely on such Equipment. 5. Services. 5. 1 Support Services. A. Scope and Term. Supplier shall provide Support Services in accordance with the applicable Service Description or Product Notice, for the (initial or renewal) period agreed in the applicable Order. Unless otherwise agreed therein, the initial Support Services procured together with the purchase of a Product start on the commencement date of the applicable warranty period (as specified in clause 7). B. Support Availability and Release Cycles. Availability of Support Services is governed by Supplier’s “End-of-Service-Life” policies, to be made available to Customer upon request. Subject to such policies, Support Services for Software apply to the current and the immediately prior release of the Software. C. Limitations. Support Services do not cover any of the following: (i) problems that are excluded from warranty coverage according to clause 7 .4, below; (ii) problems that cannot be reproduced at Supplier’s facility or via remote access to Customer’s facility; (iii) onsite activities for Equipment that is located outside of the applicable service area (unless otherwise provided in a Service Description); (iv) providing media replacement, operating supplies, cosmetic accessories or parts such as frames, and cover or support on those items; or (v) repairing damage or defects in Equipment that are purely cosmetic and do not affect device functionality. D. Maintenance Tools and Spare Parts. Supplier may, at its discretion, store tools and spare parts used by Supplier to perform diagnostic or remedial activities in connection with Products at the Customer’s site or on Customer’s systems, and Customer agrees that such are for use only by Supplier authorized personnel and further authorizes Supplier to remove and/ or disable them when no longer needed by Supplier to provide its Services. E. Replacements. All replaced Equipment or components thereof shall be returned to Supplier and become the property of Supplier upon receipt of the replaced Equipment or components at the specified Supplier facility unless specifically agreed otherwise in an Order. If Customer does not return a replaced component or Equipment within 15 days after receipt of Supplier’s request, then Customer must pay Supplier at the then-current spare parts list price for the Equipment or portions that Customer has failed to return. If Supplier determines that a component of a defective Equipment product is “customer- replaceable”, i.e. one that is easily disconnected and reconnected, or if the Supplier determines that the Equipment should be replaced as a whole, Supplier reserves the right to send Customer a component or whole replacement Equipment for exchange.

F. Data Responsibility. Supplier shall not access or use any Customer production data stored on the Products, unless Customer has expressly authorized Supplier to do so. Unless a data deletion service is expressly ordered from Supplier, Customer is responsible for removing all information and data stored on replaced parts, or on any other items or Product before it is returned to Supplier. G. Customer-Initiated Changes. If the Product is covered by Support Services and Customer intends: (i) to relocate Equipment to a different installation site (where applicable to the Product); (ii) to change the hardware configuration on its own ; or (iii ) to deny the activation or to disable remote support features of a Product, Customer shall notify Supplier in advance. Where any of such action limits Supplier’s ability to provide Support Services for the affected Product or increases the Supplier’s cost of providing Support Services, Supplier is entitled to make the continuation of Support Services dependent on Customer paying a reasonable adjustment of the ongoing fees and a reasonable charge for any re-certification services Supplier reasonably considers necessary for continued support; agreed upon proactive support capabilities, response times, or other service levels may no longer apply. 5.2 Professional Services. A. Scope of Services. Supplier shall provide Professional Services including any Deliverables (as defined below) in accordance with the applicable Service Description, SOW or other agreed upon documentation containing the specifics of such services (“Service Specification”). Professional Services are provided as a separate and independent service even if mentioned together with the sale or licensing of Products by Supplier in the same Order. Supplier is not providing legal or regulatory advice in any Professional Services. B. Grant of License Rights in Deliverables. (1) “Deliverables” means any reports, analyses, scripts, code, or other work results that Supplier delivers to Customer within the framework of fulfilling obligations under a Service Specification. “Proprietary Rights” mean all patents, copyrights, trademarks, trade secrets, or other intellectual property rights of a party. (2) Subject to Customer’s compliance with the terms of this CTS and any applicable Service Specification, Customer’s payment of applicable amounts due, and Supplier’s Proprietary Rights in any underlying intellectual property incorporated into any Deliverables or used by Supplier to perform Professional Services, Supplier grants Customer a non-exclusive, non-transferable, revocable (in case of non-payment, or any breach of this CTS or any applicable Service Specification) license to use (without the right to sublicense) the Deliverables provided by Supplier for Customer’s internal business purposes, only and solely in accordance with the applicable Service Specification and subject to this CTS. Customer may authorize its service providers to use the Deliverables, but solely on Customer’s behalf, solely for Customer’s internal business purposes, and Customer shall be responsible for service provider’s compliance with these restrictions. (3) Supplier reserves for itself all Proprietary Rights that it has not expressly granted to Customer herein. The license granted in this clause 5.2B. does not apply to: (i) any Products; or (ii) items licensed or otherwise provided under a separate agreement. Supplier is not limited in developing, using, or marketing services or products that are similar to the Deliverables or Professional Services provided hereunder, any Service Specification, or, subject to Supplier’s confidentiality obligations to Customer, in using the Deliverables or performing similar Professional Services for any other projects. C. Customer Furnished Materials. Customer retains its Proprietary Rights in materials it furnishes to Supplier for use in connection with the performance of Professional Services. Customer grants Supplier a non-exclusive, non-transferable right, under Customer’s Proprietary Rights, to use the Customer-provided materials solely for the benefit of Customer in fulfilling Supplier’s obligations under this CTS. D. Responsibility for Personnel. Supplier is solely responsible for personnel placement as well as for all other human resource issues (e.g. vacation) concerning its personnel. 5.3 Customer Responsibilities. In connection with Support Services or Professional Services (if applicable), at no charge to Supplier, Customer shall: (i) provide Supplier personnel with timely access to appropriate facilities, space, power, documentation, files, data, information, additional software (if needed); (ii) use skilled and authorized Customer personnel to assist and cooperate with Supplier in the provision of the Services as reasonably requested by Supplier; (iii) be responsible for physical and network security and all conditions in its business necessary for due performance of Services; (iv) allow Supplier remote and onsite access to the Products and Customer’s infrastructure environment, as required; and (v) where applicable, promptly notify Supplier when Products fail and provide Supplier with sufficient details of the failure such that the failure can be reproduced by Supplier. For Professional Services, details may be set forth in the Service Specification. 5.4 Termination of Services. A termination for convenience of Services shall only be permitted if expressly agreed between the parties. Either party may terminate Services for material breach by the other party if such other party has failed to cure such breach within a reasonable grace period of no less than 30 days as set forth by the other party in writing. 6. Invoicing; Payment Terms and Taxes. 6.1 Invoicing. Supplier shall invoice the Offerings to Customer in the currency agreed in the Order. If Supplier is obligated by applicable law to collect and remit any taxes or fees, then Supplier will add the appropriate amount to Customer’s invoices as a separate line item in accordance with statutory requirements. Supplier may invoice parts of an Order separately or together in 1 invoice. All invoice terms will be deemed accurate unless Customer advises Supplier in writing of a material error within 10 days following receipt. If Customer advises Supplier of a material error, (a) any amounts corrected by Supplier in writing must be paid within 14 days of correction, and (b) all other amounts shall be paid by Customer by the due date. If Customer withholds payment because Customer believes an invoiced amount is incorrect, and Supplier concludes that the amount is accurate, Customer must pay interest on the unpaid disputed amount from the due date until Supplier’s receipt of payment. Customer may not offset, defer or deduct any invoiced amounts that Supplier determines are correct following the notification process stated above. 6.2 Payment Terms. Customer shall pay Supplier’s invoices in full and in the same currency as Supplier’s invoice within the time noted on Supplier’s invoice, or if not noted, then within 30 days after the date of the invoice, with interest accruing after the due date at the lesser of 1. 5% per month or the highest lawful rate. In case of Customer’s default in payment Supplier shall, until arrangements as to payment or credit have been established, be entitled to: (i) cancel or suspend its performance of such Order and/or (ii) withhold performance under this CTS. Termination or expiration of this CTS shall not affect Customer’s obligation to pay all amounts due hereunder. 6.3 Taxes. The charges due hereunder are exclusive of, and Customer shall pay or reimburse Supplier for all value added (VAT), sales, use, excise, withholding, personal property, goods and services and other similar taxes, governmental fees, levies, customs and duties resulting from Customer’s purchase, except for taxes based on Supplier’s net income, gross revenue, or employment obligations. If Customer qualifies for a tax exemption, Customer must provide Supplier with a valid certificate of exemption or other appropriate proof of exemption. If Customer is required to withhold taxes, then Customer will within 60 days of remittance to the applicable tax authority provide Supplier with satisfactory evidence (e.g., official withholding tax receipts) that Customer has accounted to the relevant authority for the sum withheld or deducted, otherwise Supplier will charge Customer for the amount that Customer has deducted for the transaction. 7. Warranty. 7.1 Equipment Warranty. Supplier warrants that Equipment, under normal usage and with regular recommended service, will be free from material defects in material and workmanship, and that Equipment will perform substantially in accordance with the corresponding standard documentation issued by Supplier for the applicable Equipment. Unless provided otherwise in a Schedule, additional terms governing the limited warranties for Equipment are found at www.dell.com/warrantyterms or in the applicable documentation or Product Notice for the specific Equipment. Supplier’s entire liability for a breach of this warranty shall be for Supplier, at its option and cost, to repair or to replace the affected Equipment, and, if Supplier is unable to effect such within a reasonable time, then Supplier will refund the amount Customer paid for the affected Equipment as depreciated on a straight-line basis over a 5 year period, upon return of such Equipment to Supplier. 7.2 Software Warranty. The following terms apply to the specific Software (“Warranted Software”) listed in the table located at www.dellemc.com/content/dam/digitalassets/active/en/unauth/manual-warranty-informations/h4276-emc-prod-warranty-maint-table.pdf (the “Software Warranty Table”). Supplier warrants that Warranted Software will substantially conform in all material respects to its then-current documentation during the applicable warranty period specified in the Software Warranty Table (the “Software Warranty Period”). Any breach of this warranty must be reported to Supplier during the Software Warranty Period. Customer’s sole and exclusive remedy and Supplier’s entire liability for a breach of this warranty is for Supplier, at its sole discretion, to either use commercially reasonable efforts to remedy the non-conformance or to terminate the license for the affected Software and provide a pro-rata refund of the license fees received by Supplier for such Software. 7.3 Services Warranty. Supplier will perform Services in a workmanlike manner in accordance with generally accepted industry standards. Customer must notify Supplier of any failure to so perform within 10 days after the date on which such failure first occurs. In such case, Supplier will use reasonable efforts to correct such failure within a reasonable period of time. If, after reasonable efforts, Supplier is not able to correct such deficiencies for reasons for which Supplier is responsible, then Customer may terminate the affected Services for cause by providing written notice to Supplier. 7.4 Limitations. The warranties set forth in this clause 7 do not cover problems that arise from: (i) accident or neglect by Customer or any third party; (ii) any third party items or services with which the Product is used or other causes beyond Supplier’s control; (iii) installation, operation or use not in accordance with Supplier’s instructions and the applicable documentation; (iv) use in an environment, in a manner or for a purpose for which the Product was not designed; (v) modification, alteration or repair by anyone other than Supplier personnel or (vi) causes attributable to normal wear and tear. Supplier has no obligation for: (1) Software installed or used beyond the licensed use, or (2) Product whose original identification marks have been altered or removed. Products and Services are not fault-tolerant and are not designed or intended for use in hazardous environments requiring fail-safe performance, such as any application in which the failure of the Products or Services could lead to death, bodily injury, or physical or property damage (collectively, “High-Risk Activities”), Supplier expressly disclaims any express or implied warranty of fitness for High-Risk Activities. 7.5 Warranty Disclaimer. Other than the warranties set forth in this clause 7 and the Schedules, and to the maximum extent permitted by applicable law, Supplier and Supplier Affiliates: (i) make no other express warranties; (ii) disclaim all implied warranties, including merchantability, fitness for a particular purpose, title and non-infringement; and (Ill) disclaim any warranty arising by statute, operation of law, course of dealing or performance or usage of trade. 8. Limitation of Liability. 8. 1 Limitations on Damages. The limitations, exclusions and disclaimers stated below apply to all disputes, claims or controversies (whether in contract, tort (including negligence) or otherwise) related to or arising out of the CTS or any Quote or Order (“Dispute”). The terms of this clause are ag reed allocations of risk constituting part of the consideration for Supplier’s and its Affiliates’ sale of Products and Services to Customer and will apply even If there Is a failure of the essential purpose of any limited remedy, and regardless of whether a party has been advised of the possibility of the liabilities. A. Limitation on Direct Damages. Except for Customer’s obligations to pay for Offerings, Customer’s violation of the restrictions on use of Products and Services or Supplier’s or Its Affiliates’ Intellectual property rights, Supplier’s (Including Its suppliers) and Customer’s total liability arising out of any Dispute or any matter under this CTS, is limited to the amount Customer paid to Supplier during the 12 months before the date that the matter or Dispute arose for the Product, Services or both that are the subject of the Dispute, but excluding amounts received as reimbursement of expenses or payment of taxes. Notwithstanding anything otherwise set forth above, Supplier (and its suppliers) shall have no liability for any direct damages resulting from Customer’s use or attempted use of Third Party Software, Free Software or Development Tools, all defined in the EULA described in clause 4 above, or Third Party Products. B. Disclaimer of Certain Other Damages. Except for Customer’s payment obligations and violation of Supplier’s or its Affiliates’ intellectual property rights, neither Supplier (and its suppliers) nor Customer has liability to the other for special, consequential, exemplary, punitive, incidental or indirect damages, or for lost profits, loss of revenue, loss or corruption of data, loss of use or procurement of substitute products or services. 8.2 Prevention and Mitigation. Customer is solely responsible for its data. Customer shall implement IT architecture and processes enabling Customer to prevent and mitigate damages in line with the criticality of the systems and data for Customer’s business and its data protection requirements, including a business recovery plan. In that regard, Customer shall: (i) provide for a backup process on a regular (at least daily) basis and backup relevant data before Supplier performs any remedial, upgrade or other works on Customer’s IT systems; (ii) monitor the availability and performance of its IT environment during the performance of Services; and (iii) promptly react to messages and alerts received from Supplier or through notification features of the Products and immediately report any identified issue to Supplier. To the extent that Supplier has any liability for data loss, Supplier shall only be liable for the cost of commercially reasonable and customary efforts to recover the lost data from Customer’s last available backup. 8.3 Limitation Period. Except as stated in this clause, all claims must be made within the period specified by applicable law. If the law allows the parties to specify a shorter period for bringing claims, or the law does not provide a time at all, then claims must be made within 18 months after the cause of action accrues. 9. Third Party. Products. Supplier may offer to supply Third Party Products that are provided by a third party manufacturer/supplier, e. g. under Supplier’s “Dell EMC Select” program, Supplier’s “Brokerage” program or Supplier’s Software & Peripherals (S&P) program, and may include offerings from Supplier Affiliates using different brands other than “Dell” or “Dell EMC”. Notwithstanding any other provisions herein, such Third Party Products are subject to the standard license, services, warranty, indemnity and support terms of the third party manufacturer/supplier (or an applicable direct agreement between Customer and such manufacturer/supplier), to which Customer shall adhere. Even if support fees are invoiced through Supplier, such Third Party Products are not supported by Supplier and Customer shall contact such third party directly for support. Any warranty, damages or indemnity claims against Supplier in relation to such Third Party Products are expressly excluded. References to warranty and support information for Dell EMC Select products is currently available through www.dell.com/offeringspecificterms. 10. Confidentiality. 10.1 Scope. “Confidential Information” shall mean any information, pricing, technical data or know-how furnished in connection with the scope of this CTS, whether in written, oral, electronic, website-based, or other form, by a Customer or a Customer Affiliate to Supplier or a Supplier Affiliate or vice versa and that: (i) is marked, accompanied or supported by documents clearly and conspicuously designating such documents as “confidential”, “internal use” or the equivalent; (ii) is identified by the discloser as confidential before, during or promptly after the presentation or communication; or (iii) should reasonably be known by the recipient to be confidential. Confidential Information does not include information that is: (a) rightfully in the receiving party’s possession without prior obligation of confidentiality from the disclosing party; (b) a matter of public knowledge (or becomes a matter of public knowledge other than through breach of confidentiality by the other party); (c) rightfully furnished to the receiver by a third party without confidentiality restriction; or (d) independently developed by the receiver or its Affiliates without reference to the discloser’s Confidential Information. 10.2 Protection. Each party shall ensure that, where it or one of its Affiliates is the receiver of Confidential Information hereunder, the receiver shall (a) use Confidential Information of the discloser only for the purposes of exercising rights or performing obligations in connection with this CTS or any Order hereunder; and (b) protect from disclosure to any third parties any Confidential Information disclosed by the discloser, both for a period commencing upon the date of disclosure until 3 years thereafter. Subject to the terms of this Section 10, the foregoing obligations shall never expire in relation to technical information about a discloser’s products and services or any information about possible unreleased products or services, and shall survive any termination or expiration of this CTS. 10.3 Exceptions. Notwithstanding the foregoing, either party and its Affiliates may disclose Confidential Information (1) to an Affiliate, or to a subcontractor used by Supplier to provide Services under this Agreement, as long as the Affiliate or subcontractor has a need-to-know and complies with the foregoing; (2) to either party’s directors, officers, employees, and professional advisors and those of its Affiliates, and (3) if required by law or regulatory authorities provided the receiver has given the discloser prompt notice. For the purposes of this clause 10.3, “Affiliates” of Supplier include other members of Dell Technologies group. 11. Term and Termination of this CTS. This CTS is effective upon the earlier of an Order or Customer’s acceptance of the CTS and continues until it is terminated in accordance with this clause. Either party may terminate this CTS for material breach by the other party if such other party has failed to cure the breach within a reasonable grace period of no less than 30 days as set forth by the other party in writing. A termination of this CTS shall not affect any previously placed Orders. 1 2. General. 12.1 Governing Law; Jurisdiction. The CTS and any Dispute is governed by the laws of the State of Texas (excluding the conflicts of law rules) and the federal laws of the United States. The U.N. Convention on Contracts for the International Sale of Goods does not apply. To the extent permitted by law, the state and federal courts located in Texas will have exclusive jurisdiction for any Disputes. Customer and Supplier agree to submit to the personal jurisdiction of the state and federal courts located within Travis or Williamson County, Texas, and agree to waive any and all objections to the exercise of jurisdiction over the parties by those courts and to venue in those courts. 12.2 Trade Compliance. Customer’s purchase of Offerings and access to related technology (collectively, the “Materials”) are intended for its own use, not for resale, export, re-export, or transfer. Customer is subject to and responsible for compliance with the export control and economic sanctions laws of the United States, the European Union and other applicable jurisdictions. Materials may not be used, sold, leased, exported, imported, re-exported, or transferred except in compliance with such laws, including, without limitation, export licensing requirements, end user, end-use, and end-destination restrictions, prohibitions on dealings with sanctioned individuals and entities, including but not limited to persons on the Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List, or the U.S. Department of Commerce Entity List, Denied Persons List, Military End User List and Military Intelligence End User List. Customer represents and warrants that it is not the subject or target of, and that Customer is not located in a country or territory (including without limitation, North Korea, Cuba, Iran, Syria, Crimea and the so-called Donetsk People’s Republic and Luhansk People’s Republic) that is the subject or target of, economic sanctions of the United States, European Union or other applicable jurisdictions. 12.3 Customer Responsibility. Customer agrees that it will obtain all necessary rights, permissions and consents associated with: (a) technology or data (including personal data) that Customer and its Affiliates provide to Supplier or its Affiliates, and (b) non-Supplier software or other components that Customer and its Affiliates direct or request that Supplier or its Affiliates use with, install, or integrate as part of the Supplier’s Offerings. Customer is solely responsible for reviewing data that will be provided to or accessed by Supplier in the provision of the Offerings to ensure that it does not contain: (i) data that is classified, ITAR (International Traffic in Arms Regulations) related data, or both; or (ii) articles, services, and related technical data designated as defense articles and defense services. Customer will defend and indemnify Supplier and its Affiliates against any third party claim resulting from a breach of the foregoing, or from Customer’s infringement or misappropriation of intellectual property rights of Supplier, its Affiliates or third parties. 12.4 Encryption. Customer is solely responsible for reviewing data that it will provide to Supplier (or to which Supplier will have access) and certifies that all items (including hardware, software, technology and other materials) it provides to Supplier for any reason that contain or enable encryption functions either (a) satisfy the criteria in the Cryptography Note (Note 3) of Category 5, Part 2 of the Wassenaar Arrangement on Export Controls for Conventional Arms (Wassenaar Arrangement) and Dual-Use Goods and Technologies and Category 5, Part 2 of the U.S. Commerce Control List (CCL) or (b) employ key length of 56-bit or less symmetric, 51 2-bit asymmetric or less, and 11 2-bit or less elliptic curve or (c) are otherwise not subject to the controls of Category 5, Part 2 of the Wassenaar Arrangement and Category 5, Part 2 of the CCL. Supplier is not responsible for determining whether any third party product to be used in the products and services satisfies regulatory requirements of the country to which such products or services are to be delivered or performed. Supplier shall not be obligated to provide any product or service where the product or service is prohibited by law or does not satisfy the local regulatory requirements. 12.5 U.S. Government Restricted Rights. The software and documentation provided are “commercial products” as defined in Federal Acquisition Regulation (“FAR”) Section 2.101, consisting of “commercial computer software” and “commercial computer software documentation” as these terms are used in FAR 12.212 and Defense Federal Acquisition Regulation Supplement (“DFARS”) Section 227.7202, as applicable. Consistent with FAR 12.21 2 and DFARS Section 227.7202, all U.S. Government end users acquire the software and documentation with only those rights set forth herein.

12.6 Entire Agreement. This CTS, the Schedules and each Order hereunder comprise the complete statement of the agreement of the parties regarding the subject matter thereof and may be modified only by written agreement. Pre-printed terms on any Order or any term or condition on a Customer form, have no legal effect and do not modify or supplement the CTS, even if Supplier does not expressly object to those terms when accepting a Customer Order. The Schedule(s) and information which are incorporated by reference (including reference to information contained in a URL or policy) form an integral part of this CTS. 12.7 Force Majeure. Neither party shall be liable to the other for any delay or failure to perform any of its obligations (other than for the payment of fees) caused by Force Majeure. If such delay or failure lasts longer than 30 days, then the other party may immediately terminate, in whole or in part, the relevant Order by giving written notice to the delayed party. “Force Majeure” refers to circumstances beyond a party’s reasonable control including, without limitation, act of God, war, riot, civil commotion, terrorist acts, malicious damage, governmental or regulatory actions, accident, breakdown of plant or machinery, local or national emergency, explosions, fire, natural disasters, severe weather or other catastrophes, epidemics/pandemics, general import/ export/ customs process problems affecting supplies to Supplier or to Customer, shortages in materials, failure of a utility service or transport network, embargo, strike, lock out or other industrial dispute (whether involving Supplier’s workforce or any other party), or default of suppliers or subcontractors due to any of the preceding events. 12.8 Assignment and Subcontracting. Neither party shall assign, transfer or novate this CTS, any Order, or any right or obligation thereunder or delegate any performance without the other party’s prior written consent, which consent shall not be unreasonably withheld . Notwithstanding the foregoing: (i) Supplier may use Affiliates or other qualified subcontractors to perform it obligations hereunder, provided that the relevant party to the Order shall remain responsible for the performance thereof; and (ii) either party may assign rights to payments arising under any Order without consent of the other party. 12.9 Independent Contractors. The parties are independent contractors for all purposes under this CTS and cannot obligate any other party without prior written approval. The parties do not intend anything in this CTS to allow any party to act as an agent or representative of a party, or the parties to act as joint venturers or partners for any purpose. No party is responsible for the acts or omissions of any other. 12.10 Third Party Rights. There are no third party beneficiaries to this CTS or any Order under any laws. 12.11 Waiver and Severability. Failure to enforce a provision of this CTS will not constitute a waiver of that or any other provision of this CTS. If any part of this CTS or an Order is held unenforceable, the validity of the remaining provisions shall not be affected. 12.12 Notices. The parties will provide all notices under this CTS in writing. Customer must provide notices to Supplier at the Dell email address on the first page of the CTS. Commercial Terms of Sale (United States) Revision Date 01 SEPT2022